                                                                     Exhibit 7.1

Globe Telecom, Inc.
Computation of Ratio of Earnings to Fixed Charges
(in million Pesos except ratios)

                                                                  ------------------------
                                                                   Year Ended December 31,
                                                                  ------------------------
                                                                             2002
                                                                  ------------------------
US GAAP:
--------
Earnings:
       Income before income tax under U.S. GAAP                                   8,833.0***
       Add (deduct):

            Interest expense and other charges (excluding capitalized interest)   4,063.5
            Interest component of rent expense                                        8.8
            Dividends on preferred shares                                            64.0
                                                                           --------------
                                                                                 12,969.3
                                                                           --------------

Fixed Charges:
       Interest expense and other charges (including capitalized interest)        4,673.6
       Interest component of rent expense                                             8.8
       Dividends on preferred shares                                                 64.0
                                                                           --------------
                                                                                  4,746.4
                                                                           --------------
Ratio of Earnings to Fixed Charges                                                    2.7
                                                                           ==============



Philippine GAAP
---------------
Earnings:
       Income before income tax under Philippine GAAP                             9,095.2
       Add (deduct):
            Interest expense and other charges (excluding capitalized interest)   4,070.2
            Interest component of rent expense                                        8.8
            Dividends on preferred shares                                            64.0
                                                                           --------------
                                                                                 13,238.2
                                                                           --------------
Fixed Charges:
       Interest expense and other charges (including capitalized interest)        4,680.3
       Interest component of rent expense                                             8.8
       Dividends on preferred shares                                                 64.0
                                                                           --------------
                                                                                  4,753.1
                                                                           --------------
Ratio of Earnings to Fixed Charges                                                    2.8
                                                                           ==============

US GAAP
       Interest expense per FS classification                                     3,799.9
       Amortization of deferred charges                                              39.7
       Depreciation of capitalized interests                                        232.7
       Interest component of rent expense                                            (8.8)
                                                                           --------------
       Interest expense and other charges (excluding capitalized interest)       4,063.50

       Interest expense per FS classification                                     3,799.9
       Amortization of deferred charges                                              39.7
       Depreciation of capitalized interests                                        232.7
       Interest component of rent expense                                            (8.8)
       Capitalized interest and borrowing costs                                     610.1
                                                                           --------------
       Interest expense and other charges (including capitalized interest)        4,673.6

Philippine GAAP
       Interest expense per FS classification                                     3,799.9
       Depreciation of capitalized interests                                        232.7
       Amortization of deferred charges                                              46.4
       Interest component of rent expense                                            (8.8)
                                                                           --------------
       Interest expense and other charges (excluding capitalized interest)        4,070.2

       Interest expense per FS classification                                     3,799.9
       Depreciation of capitalized interests                                        232.7
       Amortization of deferred charges                                              46.4
       Interest component of rent expense                                            (8.8)
       Capitalized interest and borrowing costs                                     610.1
                                                                           --------------
       Interest expense and other charges (including capitalized interest)        4,680.3



*** Calculated using Phil GAAP Income before income tax reconciled with US GAAP recon items (Note 26) excluding deferred income tax as follows:

                                                                        2002
                                                                  --------------

Income before income tax reported under Philippine GAAP                  9,905.2
Add (deduct):
      Forex losses capitalized to PPE                                     (464,3)
      Dep. Expense on capitalized forex losses                             553.8
      Amortization of deferred charges                                     111.6
      Compensation expense                                                 (19.0)
      Pension expense                                                       (9.7)
      Recognition of revenues on sale of prepaid cards                         -
      Deferred up-front fees                                               (41.9)
      Amortization of deferred up-front fees                                24.6
      Fair value gain (loss) on hedging and other derivatives             (417.3)
      Goodwill amortization                                                    -
                                                                 ---------------
Income before income tax under US GAAP                                   8,833.0
                                                                 ===============
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